        EXHIBIT 10.2
AMENDMENT NO. 1 TO STERIS PLC 2006 LONG-TERM EQUITY INCENTIVE PLAN (AS ASSUMED, AMENDED AND RESTATED EFFECTIVE MARCH 28, 2019) (“PLAN”)

WHEREAS, STERIS plc (the “Company”) assumed, amended and restated the Plan effective March 28, 2019; and
WHEREAS, the Compensation and Organization Development Committee of the Board of Directors of the Company authorized this Amendment of the Plan on July 27, 2021;
NOW, THEREFORE, the Plan is amended as follows:
1.Section 11(d)(ii) of the Plan is amended and restated in its entirety effective July 27, 2021 to provide as follows:

(ii) Notwithstanding anything to the contrary provided in the relevant Evidence of Award, any Options Rights or Appreciation Rights that are outstanding on the date of the Participant’s death shall become immediately exercisable in full and the Participant’s Representative shall have the right to exercise any or all of those Option Rights or Appreciation Rights in accordance with Section 4(f) (as to any Option Rights) or Section 5(b) (as to any Appreciation Rights), from time to time during the period ending ten years from the Date of Grant of the Option Rights or Appreciation Rights, or if the express term specified in the Evidence of Award is less than ten years, the expiration of the express term.

2.Except as otherwise specified herein, the Plan shall remain in full force and effect and unmodified.
IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to be executed.

STERIS plc
By:     /s/ Daniel A. Carestio
Name: Daniel A. Carestio
Title:    President and Chief Executive Officer